                                 EXHIBIT 3.(ii)

                 MAPCO Inc. By-Laws, as amended April 16, 1989

                                    BY-LAWS
                          (AS AMENDED APRIL 16, 1989)


                                   ARTICLE I

                                    Offices


         SECTION 1. The principal office or place of business of the Corporation in the State of Delaware shall be at 100 West lOth Street, Wilmington, Delaware 19899.

         SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

         SECTION 1. The annual meetings of stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which time the Directors shall be elected as provided in these By-laws and the Restated Certificate of Incorporation, and any other proper business may be transacted. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of Directors of the Corporation, the procedures in
Article III, Section 1 and 2 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

         SECTION 2. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called at any time by the Chairman of the Board or by resolution of the Board of Directors. Special meetings of the stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or duly executed waiver thereof.

         SECTION 3. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3, and if he should so determine, the chairman shall so declare to the meeting that any business not brought before the meeting shall not be transacted.

         SECTION 4. Written notice of the annual or special meeting shall be given to each stockholder entitled to vote thereat, stating the date, hour, place and object of the meeting. The written notice shall be provided at least 10 days but not more than 60 days before the date of the meeting, unless otherwise provided by law.

         SECTION 5. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least

10 days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where such meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         SECTION 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in number of the shares of the stockholders, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 7. At all meetings of the stockholders, the Chairman of the Board, or in his absence the President, or in the absence of both a person chosen by the Board of Directors, shall act as chairman of the meeting and the Secretary of the Corporation, or in his absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 8. Each stockholder of record entitled to vote in accordance with the laws of the State of Delaware, the Restated Certificate of Incorporation, or other certificate filed pursuant to law, and these By-laws, shall be entitled at every meeting of the stockholders of the Corporation to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation.

         SECTION 9. Each stockholder may vote by proxy but no proxy shall be voted after three years from its date except as otherwise provided by the laws of the State of Delaware.

         SECTION 10. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

         SECTION 11. The vote upon any question before a meeting of the stockholders need not be by ballot, unless the same is demanded by a stockholder or is otherwise required by law. When a quorum is present at any meeting the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any questions brought before such meeting unless the question is one upon which, by express provision of law or of the Restated Certificate of Incorporation or by these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. With respect to the election of Directors, each stockholder entitled to vote shall have the right to vote for as many candidates as there are positions on the Board to be filled and to cast one vote, but only one vote, for each such candidate of his choice. A vote cast in favor of the election of candidates named in any proxy shall be deemed and treated as one vote cast in favor of each such candidate. The candidate or several candidates, up to the number of positions on the Board to be filled, receiving the highest number of votes shall be elected to serve as Directors during the ensuing year and until the election of their respective successors.

         SECTION 12.  Action Without a Meeting.

                 (a) Unless otherwise provided in the Restated Certificate of Incorporation, any action to be taken at any annual or special meeting of the stockholder of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate written consent shall be given to those stockholders who have not consented in writing.

                 (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

                 (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Chairman of the Board or the

         President of the Corporation, request the Board of Directors to fix a record date. Upon receipt of such a request, the Chairman of the Board or the President of the Corporation shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than 10 days following the date of receipt for such a request. At such a meeting, the Board of Directors shall fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date that the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of the National Association of Securities Dealers, Inc. If no record date has been so fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                 (d) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage independent inspectors for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by a written consent without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of ballots and unrevoked consents has been obtained to authorize or take actions specified in the consents and certifies such determination for entry in the records of the Corporation for the purpose of recording the proceedings of meetings of the stockholders.

                 (e) For purposes of this Section 12, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


                                  ARTICLE III

                                   Directors

         SECTION 1. The business and property of the Corporation shall be managed and controlled by the Board of Directors. The number of Directors shall be not less than three nor more than 12, the exact number thereof within such limitations to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors, and such exact number shall be nine unless otherwise determined by resolution adopted by a majority of the entire Board of Directors. As used in this Section, "entire Board" means the total number of Directors which the Corporation would have if there were no vacancies as such number is fixed by resolution of the Board of Directors. In the event that the Board of Directors is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of the majority of the Directors then in office. No decrease in number in the Board of Directors shall shorten the term of any incumbent Directors. Each Director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class expiring at the Annual Meeting of Stockholders in 1980, the second class expiring at the Annual Meeting of Stockholders in 1981, and the third class expiring at the Annual Meeting of Stockholders in 1982.

         At each Annual Meeting of Stockholders, commencing with the 1980 Annual Meeting, successors to Directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Stockholders. Elections of Directors need not be by ballot, unless a ballot is demanded by any stockholder or is otherwise required by law. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and to the extent of any difference in number within the limit of the foregoing, the class or classes caused to have the greatest number of Directors shall be the class or classes then having the last date or later dates for the expiration of its or their terms. Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting.

Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Nominating Committee of the Board of Directors in care of the Secretary of the Corporation, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Nominating Committee of the Board of Directors in care of the Secretary not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or such public disclosure was made. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1 of these By-laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Notwithstanding the foregoing, whenever the holders of any Preferred Stock, as provided in the Restated Certificate of Incorporation or in any resolution or resolutions of the Board of Directors establishing any such Preferred Stock, shall have the right, voting as a class, to elect Directors at the Annual Meeting of Stockholders, the then authorized number of Directors of the Corporation may be increased by such number as may be therein provided, and at such meeting the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for by a vote of the holders of at least a majority of such Preferred Stock present or so represented at such meeting
voting as a class.   Any Directors so elected, unless so re-elected at the
Annual

Meeting of Stockholders or Special Meeting held in place thereof, next succeeding the time when the holders of any such Preferred Stock become entitled to elect Directors as above provided, shall not hold office beyond such Annual or Special Meeting. This provision shall apply notwithstanding the maximum number of Directors set forth in the provisions hereinabove.

         SECTION 2. Where vacancies occur on the Board of Directors through death, resignation, disqualification or other cause, and where newly created directorships result from any increase in the authorized number of Directors, such vacancies and newly created directorships may be filled by a majority of the Directors then in office, though less than a quorum, unless so filled by election by the stockholders at a meeting called for the purpose by notice given prior to such action by the Directors, and the Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors are duly elected and shall qualify. Any Director of this Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

                                Meetings of the
                               Board of Directors

         SECTION 3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 4. The Board of Directors may meet at such place and time as they shall determine for the purpose of organization or otherwise. The Board of Directors may meet immediately after the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as may be fixed by the consent in writing of all of the Directors, or upon notice as provided in Article IV, Section 1 hereof, or without notice as provided in Article IV, Section 2 hereof.

         SECTION 5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         SECTION 6. Special meetings of the Board may be called by the Chairman of the Board or the President on three days' notice to each Director by mail or on one day's notice if delivered to him personally or communicated to him by telephone or by telegram; special meetings shall be called by the Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.

         SECTION 7. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the Directors shall be present thereat.

         SECTION 8. At all meetings of the Board of Directors or any committee thereof, a majority of the total number of Directors or members of such committee, as the case may be, but not less than two Directors or committee members, shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors (or any such committee). If at any meeting of the Board of Directors (or of any committee thereof) there shall be less than a quorum present, the majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is obtained.

         SECTION 9. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any or all members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at any such meeting.

                            Committees of Directors

         SECTION 10. There shall be an Executive Committee of the Board of Directors to consist of three or more of the Directors of the Corporation. The members, and the Chairman of the Executive Committee, shall be appointed by a majority of the entire Board and shall hold office at the pleasure of the Board. The Executive Committee, to the extent allowed by law, shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it) except that the

Executive Committee shall have no power to (a) elect Directors; (b) alter, amend or repeal these By-laws; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of any Board Committee; or (e) authorize any merger or consolidation, or sale, lease or encumbrance of all or substantially all the assets, of the Corporation, or any acquisition by the Corporation of all or substantially all of the business or assets of any other corporation or entity. Regular meetings of the Executive Committee shall be held at such time and place as the Committee may determine, and special meetings may be called at any time by any officer or any member of the Committee. Notice of each meeting of the Executive Committee shall be given (or waived) in the same manner as notice for a Directors' meeting, and a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee may appoint a secretary who need not be a member of the Committee.

         SECTION 11.  In addition to the Executive Committee provided for by
Section 10 of this Article III, the Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of three or more of the Directors which, to the extent provided in the resolution, but not in derogation of the powers of the Executive Committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           Compensation of Directors

         SECTION 13. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated monthly fee as Director as may be so fixed by said Board of Directors. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, in addition, be allowed compensation for attending committee meetings.

                              Interested Directors

         SECTION 14. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    Notices

         SECTION 1. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to Directors may be in writing and delivered personally or by telephone, or by telegram or mail at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

         SECTION 2. Whenever any notice is required to be given under the provisions of the statute or of the Restated Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    Officers

         SECTION 1. The officers of the Corporation shall be a Chairman of the Board of Directors, whose title shall be Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Two or more offices may be held by the same person, except that the same person shall not be Chairman of the Board and an Executive Vice President, a Senior Vice President, Treasurer or a Vice President and the same person shall not be President, and an Executive Vice President, a Senior Vice President, Treasurer or a Vice President. Without limiting the generality of the foregoing, the same person may be Chairman of the Board and President, but neither the Chairman of the Board nor the President shall also be the Treasurer of the Corporation.

         SECTION 2. The officers of the Corporation shall be elected annually by the Board of Directors. Election of officers need not be by ballot. The President shall be a Director. Each officer, except such officers as may be appointed in accordance with the provision of Section 3 of this Article, shall continue in office until his successor shall have been duly elected or appointed and qualified in his stead, or until he shall resign, or shall have been removed by the Board.

         SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         SECTION 5. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                            Chief Executive Officer

         SECTION 6. Either the Chairman of the Board or the President may be designated by the Board of Directors to be the Chief Executive officer of the Corporation. The individual so designated will have the final responsibility, subject to the control of the

Board, for the control and direction of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of such designation by the Board, the Chairman of the Board shall be deemed to have such responsibility.

                            Chief Operating Officer

         SECTION 7. Either the President or another officer of the Corporation may be designated by the Board of Directors to be the Chief Operating Officer of the Corporation, and the person so designated shall have direct responsibility and authority for the day-to-day operation of the business of the Corporation, subject to the control of the Chief Executive Officer and the
Board of Directors.   In the absence of such designation by the Board, the
President shall be deemed to have such responsibility.


                             Chairman of the Board

         SECTION 8. The Chairman of the Board, when he is not also the Chief Executive Officer, shall upon request advise, counsel and assist the Chief Executive Officer in every way practicable. He shall, if present, preside at all meetings of the stockholders and the Board of Directors.

                                   President

         SECTION 9. The President may be designated either the Chief Executive Officer or the Chief Operating Officer. If the President has been designated the Chief Operating Officer of the Corporation, the President, in addition to his duties as Chief Operating Officer for the day-to-day operation of the business of the Corporation, shall report to and assist the Chairman in carrying out the Chairman's Chief Executive Officer function, as directed. If the President has been designated by the Board as the Chief Executive Officer, he shall discharge that function, subject to the control of the Board, as set forth in Section 6. In the absence of the Chairman, the President shall preside at stockholder and Board of Director meetings.

                     Administrative Powers of the Chairman
                         of the Board and the President

         SECTION 10. The Chairman of the Board and the President each may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation; and each may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, agreements, documents, contracts or other instruments authorized by the Board of Directors except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or where any thereof shall be required by law otherwise to be signed, executed and delivered, and each may affix the seal of the Corporation to any instrument which shall require it. Each shall perform such other duties as may from time to time be assigned to him by the Board of Directors or by these By-laws and, in general, shall perform all duties incident to the office of Chairman of the Board or President, whichever is applicable.

                                 Other Officers

         SECTION 11. The Executive Vice President and the Senior Vice President, or, in each case, if there shall be more than one, the Executive Vice Presidents and the Senior Vice Presidents, and the Vice President, or, if there shall be more than one, the Vice Presidents, shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, President or the Board of Directors.

                    The Secretary and Assistant Secretaries

         SECTION 12. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, due notice of all meetings of the stockholders and special meetings of the Board of Directors and all other notices as required by these By-laws, and shall perform such other duties as may be prescribed by the Board of Directors or the Senior Vice President and General Counsel, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when necessary or appropriate, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

         SECTION 13. Any Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Treasurer and Assistant Treasurers

         SECTION 14. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         SECTION 15. He shall be under the direction of and report to the Senior Vice President and Chief Financial Officer and shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall, when the Board of Directors so requires, render to the President and the Board of Directors, at its regular or special meetings, an account of all his transactions as Treasurer.

         SECTION 16. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 17. The Senior Vice President and Chief Financial Officer or any Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   Controller

         SECTION 18. The Controller shall be under the direction of and report to the Senior Vice President and Chief Financial Officer and he shall supervise and maintain all accounting and related records of the Corporation, prepare financial statements and related reports, determine that adequate audits of accounts and records of the Corporation are currently and regularly made, prepare and interpret such statistical records and reports as may be required by the Senior Vice President and Chief Financial Officer, the Chairman of the Board, the President, or the Board of Directors. The Controller shall also initiate, prepare and issue standard practices relating to accounting matters and procedures, including clerical and office methods, records, reports and procedures.

                                   ARTICLE VI

                              Certificate of Stock

         SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation.

         SECTION 2. If such certificate is countersigned (1) by a transfer agent other than the Corporation, or (2) by a registrar other than the Corporation, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                               Lost Certificates

         SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon receipt of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               Transfers of Stock

         SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  Record Date

         SECTION 5. The Board of Directors may fix in advance a date, not exceeding 60 days and not less than 10 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the express consent to corporate action in writing without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such written consent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid, provided, however, that when a stockholder has requested to have a record date fixed in connection with such stockholder's seeking to have action taken by written consent, the procedures set forth in Article II, Section 12(c) of these By-laws shall apply to the extent inconsistent with this Article VI, Section 5.

                            Registered Stockholders

         SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



                                  ARTICLE VII

                        Checks, Demands, Deposits, etc.

         SECTION 1. The Board of Directors, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument or to sign checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness and such authority may be general or confined to specific instances.

         SECTION 2. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or depositories as the Board of Directors or its duly authorized officer or officers, agent or agents may select.


                                  ARTICLE VIII

                                Indemnification

         SECTION 1. The Corporation shall indemnify and advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of (or arising in part out of) the fact that such person is or was a director, officer, employee or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. Unless otherwise permitted by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of or advance of expenses to the director, officer, employee or fiduciary is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be
asserted against him or her.   To the full extent permitted by law, the
indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of an action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. If any provision of this Article VIII shall be held invalid, the remaining provisions hereof shall remain in full force and effect and shall not be affected thereby.

                                   ARTICLE IX

                               General Provisions

                                   Dividends

         SECTION 1. Dividends upon the capital stock of the Corporation subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  Fiscal Year

         SECTION 3. The fiscal year of the Corporation shall correspond with the calendar year.

                                      Seal

         SECTION 4. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE X

                                   Amendments

         SECTION 1. Any of these By-laws may be amended or repealed by the stockholders or the Board of Directors, at any regular or special meeting thereof, if notice of such amendment or repeal is contained in the notice of such special meeting. Such alteration or repeal shall require the affirmative vote of the holders of record of a majority of the shares of the outstanding capital stock of the Corporation, or of a majority of the Board of Directors, as the case may be, unless provisions of the Restated Certificate of

Incorporation or these By-laws provide for greater than majority vote.